Exhibit 1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Trustees of AmeriServ Financial 401(k) Profit Sharing Plan

Johnstown, Pennsylvania

We consent to the incorporation by reference in the Registration Statement Nos. 033-53935, 033-

55845, 033-55207, 033-55211, 333-67600, and 333-176869 on Forms S-8 of AmeriServ

Financial, Inc. of our report dated June 25, 2012, relating to the financial statements and supplemental schedule of the AmeriServ Financial 401(k) Profit Sharing Plan as of and for the

year ended December 31, 2011, appearing in this Annual Report on Form 11-K.

/s/S.R. Snodgrass, A. C.

Wexford, Pennsylvania

June 25, 2012